CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Trustees and Shareholders
Putnam Equity Income Fund:

We consent to the use of our report dated January 3, 2003, incorporated in this Registration Statement by reference, to the Putnam Equity Income Fund and to the references to our firm under the captions "Financial Highlights" in the prospectuses and "Independent Accountants and Financial Statements" in the Statement of Additional Information.

                                                      /s/ KPMG LLP
Boston, Massachusetts
March 24, 2003